Exhibit 2.1

AMENDMENT NO. 2

AGREEMENT AND PLAN OF MERGER

dated

May 14, 2025

by and among

OABAY HOLDING COMPANY,

BAYVIEW ACQUISITION CORP,

OABAY INC,

BAYVIEW MERGER SUB 1 LIMITED,

BAYVIEW MERGER SUB 2 LIMITED,

OABAY MERGER SUB LIMITED,

BLAFC LIMITED,

BAYVIEW HOLDING LP,

AND

PEACE INVESTMENT HOLDINGS LIMITED

AMENDMENT NO. 2

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 2 (this “Amendment”) dated as of May 14 , 2025, is the second amendment to that certain AGREEMENT AND PLAN OF MERGER (as amended by that certain Amendment No. 1 Agreement Plan of Merger dated June 26, 2024, the “Merger Agreement”), dated as of June 7, 2024, by and among (i) Bayview Acquisition Corp, a Cayman Islands exempted company (“SPAC”), (ii) Oabay Inc, a Cayman Islands exempted company (the “Company”), (iii) Oabay Holding Company, a Cayman Islands exempted company (“PubCo”), (iv) Bayview Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub 1”), (v) Bayview Merger Sub 2 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub 2”), (vi) Oabay Merger Sub Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub 3”), (vii) Bayview Holding LP and Peace Investment Holdings Limited, each a Delaware limited partnership (collectively, “Sponsor”), and (viii) BLAFC Limited, a business company limited by shares in the British Virgin Islands (“Principal Shareholder”) (collectively, the “Parties”).

W I T N E S S E T H :

A. The Parties desire to further amend and restate certain provisions of the Merger Agreement, so it reads in their entirety as set forth herein;

B. The Parties to the Agreement have determined that it is necessary and in their best business interest to realign the sequence of the Merger transactions outlined in the Agreement.

C. The Parties are entering into this Amendment to realign the sequence of the Merger transactions contemplated by the Agreement so that such sequence is as follows: (a) Merger Sub 3 will merge with and into the Company, with the Company being the surviving entity and becoming a wholly owned subsidiary of PubCo, (the “Acquisition Merger”), and (b) immediately following the Acquisition Merger, Merger Sub 1 will merge with and into SPAC, with SPAC being the surviving entity (the “First SPAC Merger” and together with the Acquisition Merger, the “Mergers”), each Merger to occur upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Amendment as if fully set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement, as modified through this amendment.

2.	Amendments to the Merger Agreement. As of the date hereof:

(a) References in the Merger Agreement (including references to the Merger Agreement as amended hereby) to “this Agreement” and indirect references such as “hereunder”, “hereby”, “herein” and “hereof” shall be deemed to be references to the Merger Agreement as amended hereby.

(b) The Merger Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double underlined text (indicated textually in the same manner as the following example: double underlined text) as set forth in the pages of the Merger Agreement attached as Exhibit A hereto (and, for the avoidance of doubt, the Merger Agreement attached as Exhibit B hereto shall be the operative Merger Agreement).

3.	Merger Agreement Remains in Effect. Except as amended by this Amendment, the Merger Agreement shall remain in full force and effect, in accordance with the terms and conditions thereof.

4.	Miscellaneous. Articles XII and XV of the Merger Agreement are hereby incorporated by reference, mutatis mutandis.

[The remainder of this page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

SPAC:

BAYVIEW ACQUISITION CORP

By:	/s/ Xin Wang
Name:	Xin Wang
Title:	CEO

SPONSOR:

BAYVIEW HOLDING LP

By:	/s/ Taylor Zhang
Name:	Taylor Zhang
Title:	General Partner

PEACE INVESTMENT HOLDINGS LIMITED

By:	/s/ Pengfei Zhang
Name:	Pengfei Zheng
Title:	Manager

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PubCo:

OABAY HOLDING COMPANY

By:	/s/ Yuk Man Lau
Name:	Yuk Man Lau
Title:	Director

Merger Sub 1:

BAYVIEW MERGER SUB 1 LIMITED

By:	/s/ Yuk Man Lau
Name:	Yuk Man Lau
Title:	Director

Merger Sub 2:

BAYVIEW MERGER SUB 2 LIMITED

By:	/s/ Yuk Man Lau
Name:	Yuk Man Lau
Title:	Director

Merger Sub 3:

OABAY MERGER SUB LIMITED

By:	/s/ Yuk Man Lau
Name:	Yuk Man Lau
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Company:

OABAY INC

By:	/s/ Xiaolong Li
Name:	Xiaolong Li
Title:	Director

Principal Shareholder:

BLAFC LIMITED

By:	/s/ Xiaolong Li
Name:	Xiaolong Li
Title:	Director